[Letterhead of Daszkal Bolton LLP]

                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report dated October 8, 2001, related to the financial statements of Anagram Plus, Inc. and to the reference to our firm under the caption "experts" in the Prospectus.


/s/Daszkal Bolton LLP


Boca Raton, Florida
April 17, 2002